Solomon Hires Chief Executive Officer

TARPON SPRINGS, FL. February 5, 2007—Solomon Technologies, Inc. (OTCBB:SOLM) announced today that it has hired Gary G. Brandt as Chief Executive Officer of the Company. Mr. Brandt had served as VP Business Development at SatCon Technology Corporation since December 2005.

Mr. Brandt has extensive cross-industry and cross-border experience in the alternative energy sectors. From 2001 to 2005, he was CFO of Hydrogenics Corporation, a hydrogen and fuel cell technology company based in Toronto, Canada. During his tenure, Hydrogenics completed a fully marketed equity offering that raised $62 million and completed three acquisitions that contributed to a five-fold increase in revenues. Prior to his position at Hydrogenics, Mr. Brandt was CFO of Colorado-based @Link Networks, Inc., a private data networking company. Prior to @Link Networks, Inc. he was Vice President, Investor Relations for WorldCom, Inc. and MFS Communications. Mr. Brandt completed his Bachelor of Commerce (Honors) Degree at Queen’s University, Kingston, Ontario and his Masters of Business Administration at York University, Toronto.

Mr. Brandt will report to Solomon’s Board of Directors. Peter W. DeVecchis will continue as Solomon’s President. Both he and Anthony F. Intino, II, President of Solomon’s Technipower subsidiary, will report directly to Mr. Brandt.

“This is a significant addition to Solomon’s management team and an important step in our strategy of commercializing our intellectual property and growing the business through acquisition,” commented Gary M. Laskowski, Chairman of Solomon’s Board of Directors. He continued “Gary Brandt is a respected industry leader with a track record that fits well with Solomon’s business plan. He has grown revenue, overseen acquisitions and raised capital and is very familiar with public company market dynamics. Solomon’s Board believes his enthusiasm and initiative will be instrumental in achieving our goals and increasing shareholder value.”

Mr. Brandt commented, “I am extremely pleased to be leading Solomon and capitalizing on the many opportunities ahead. I am convinced that growing through exploiting our intellectual property in the alternative energy markets coupled with the acquisition of complementary assets will be an effective engine for bringing great returns to shareholders. I look forward to working with the whole Solomon team as we move forward.”

Information about Solomon Technologies, Inc.:
Solomon Technologies, Inc., through its Motive Power and Power Electronics divisions, develops, licenses, manufactures and sells precision electric power drive systems, including those utilizing its patented Electric Wheel™, Electric Transaxle™ and hybrid and regenerative technologies as well as direct current power supplies and power supply systems requiring high levels of reliability and ruggedness for defense, aerospace, marine, commercial, automotive, hybrid and all electric vehicle applications.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Solomon Technologies, Inc. in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes," or "plans," or comparable terminology, are forward-looking statements based on current expectations about future events, which management has derived from the information currently available to it. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Important factors known to management that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak only as of the date hereof, and the Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Solomon Technologies, Inc.
Peter DeVecchis, 727-934-8778
 www.solomontechnologies.com
or
Crescent Communications
David Long, 203-226-5527
 www.crescentir.com